UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2012

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2012, Citizens Community Federal (the "Bank"), the wholly owned subsidiary bank of Citizens Community Bancorp, Inc. (the "Company"), entered into two separate agreements with James G. Cooley, the Company's former President and Chief Executive Officer ("Cooley").  In the first agreement, the Agreement of Dismissal, the Bank and Cooley have agreed to the immediate dismissal of all claims with prejudice arising in connection with the lawsuit filed by Cooley against the Company, the Bank and certain of their directors in the Eau Claire County Circuit.  In the second agreement, the Settlement Agreement, the Bank and Cooley have agreed to a one-time lump sum payment of $1,150,000, less applicable tax and other withholdings, to Cooley under the Bank's Supplemental Executive Retirement Plan in full satisfaction of all obligations owing by the Bank to Cooley under the plan.  The Company had previously accrued a liability on its balance sheet of $1,904,727 for this obligation.

The above descriptions of the Agreement of Dismissal and the Settlement Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and both of which are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

99.1 -- Agreement of Dismissal dated as of September 30, 2012 between James Cooley and Citizens Community Federal.

99.2 -- Settlement Agreement dated as of September 30, 2012 between James Cooley and Citizens Community Federal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  October 3, 2012
BY /s/ Mark Oldenberg
Mark Oldenberg, Chief Financial Officer